Exhibit 10.4

INTERCREDITOR AND SUBORDINATION AGREEMENT

dated as of October 4, 2016 between

Royal Bank of Canada,

as Priority Lien Agent,

and

Wilmington Trust, National Association,

as Subordinated Collateral Trustee

and Acknowledged and Agreed by

SandRidge Energy, Inc. and certain of its subsidiaries

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE DATED AS OF OCTOBER 4, 2016, AMONG SANDRIDGE ENERGY, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, (B) THE SENIOR REVOLVING CREDIT AGREEMENT DATED AS OF OCTOBER 4, 2016 AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG SANDRIDGE ENERGY, INC., THE LENDERS PARTY THERETO FROM TIME TO TIME AND ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT, (C) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURE AND (D) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENT.

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01	Construction; Certain Defined Terms	1

ARTICLE II
SUBORDINATION

Section 2.01	Subordination of Subordinated Debt to Priority Lien Debt	15
Section 2.02	Subordinated Debt Payment Restrictions	16
Section 2.03	Relative Priorities	16
Section 2.04	Prohibition on Marshalling, Etc	17
Section 2.05	No New Liens	17
Section 2.06	Similar Collateral and Agreements	17
Section 2.07	No Duties of Priority Lien Agent	18

ARTICLE III
ENFORCEMENT RIGHTS; PURCHASE OPTION

Section 3.01	Limitation on Enforcement Action	18
Section 3.02	Standstill Period; Permitted Enforcement Action	19
Section 3.03	Insurance	20
Section 3.04	Notification of Release of Collateral	20
Section 3.05	No Interference; Payment Over	20
Section 3.06	Purchase Option	21

ARTICLE IV
OTHER AGREEMENTS

Section 4.01	Release of Liens; Automatic Release of Subordinated Liens	23
Section 4.02	Certain Agreements With Respect to Insolvency or Liquidation Proceedings	24
Section 4.03	Reinstatement	27
Section 4.04	Refinancings; Additional Priority Lien Debt; Additional Subordinated Debt	27
Section 4.05	Amendments to Subordinated Documents	29
Section 4.06	Legends	29
Section 4.07	Subordinated Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor	30
Section 4.08	Postponement of Subrogation	30
Section 4.09	Acknowledgment by the Secured Debt Representatives	30

ARTICLE V
GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

Section 5.01	General	30
Section 5.02	Deposit Accounts	31

ARTICLE VI
APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

Section 6.01	Application of Proceeds	31
Section 6.02	Determination of Amounts	31

ARTICLE VII
NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE; CONSENT OF GRANTORS; ETC.

Section 7.01	No Reliance; Information	32

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INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of October 4, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between Royal Bank of Canada, as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original Priority Lien Agent”), and Wilmington Trust, National Association, as collateral trustee for the Subordinated Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Subordinated Collateral Trustee”) and agreed by SandRidge Energy, Inc., a Delaware corporation (together with its successors and assigns, “SandRidge”) and certain of its subsidiaries.

Reference is made to (a) the Priority Credit Agreement (defined below) and (b) the Subordinated Notes Indenture (defined below) governing the Subordinated Notes (defined below).

From time to time following the date hereof, SandRidge may (i) incur Additional Priority Lien Obligations (defined below) to the extent permitted by the Secured Debt Documents (defined below); in connection with any Additional Priority Lien Obligations, SandRidge and the Priority Lien Agent (defined below) shall, concurrently with the incurrence of such Additional Priority Lien Obligations, enter into a Priority Lien Intercreditor Agreement (defined below) and (ii) with respect to the Subordinated Notes and the Subordinated Obligations (each defined below), in accordance with the terms of and to the extent permitted by the Subordinated Notes Indenture, the Priority Lien Documents and subject to the express conditions set forth in Section 4.04 of this Agreement, incur liens on the Collateral securing such Subordinated Obligations on a second priority, subordinated basis (any such Subordinated Obligations so secured, the Subordinated Secured Obligations); in connection with the Subordinated Notes Indenture and any Subordinated Secured Obligations, SandRidge and certain Grantors (defined below), the Subordinated Notes Trustee (defined below) and the Subordinated Collateral Trustee (defined below) shall, concurrently with the incurrence of such Subordinated Secured Obligations, enter into a Subordinated Collateral Trust Agreement (defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties) and the Subordinated Collateral Trustee (for itself and on behalf of the Subordinated Secured Parties (defined below), if any) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) Unless otherwise set forth herein, all references herein to the Subordinated Collateral Trustee shall be deemed to refer to the Subordinated Collateral Trustee in its capacity as collateral trustee under the Subordinated Collateral Trust Agreement.

(d) As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01.

“Additional Priority Lien Debt Facility” means any indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Priority Credit Agreement nor any Priority Substitute Credit Facility shall constitute an Additional Priority Lien Debt Facility at any time.

“Additional Priority Lien Documents” means the Additional Priority Lien Debt Facility, the Priority Lien Intercreditor Agreement and the Additional Priority Lien Security Documents.

“Additional Priority Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Priority Lien Secured Party (or any of its Affiliates) in respect of the Additional Priority Lien Documents.

“Additional Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, the trustee, agent or other representative of the holders of any Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Priority Lien Debt outstanding at such time; provided that the Credit Agreement Secured Parties (other than the Priority Lien Agent) shall not be deemed Additional Priority Lien Secured Parties.

“Additional Priority Lien Security Documents” means the Additional Priority Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by SandRidge or any other Grantor to the Priority Lien Agent creating (or purporting to create) a Lien upon the Priority Lien Collateral in favor of the Additional Priority Lien Secured Parties.

“Additional Subordinated Debt Facility” means any indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Subordinated Notes Indenture nor any Subordinated Substitute Facility shall constitute an Additional Subordinated Debt Facility at any time.

“Additional Subordinated Documents” means the Additional Subordinated Debt Facility and the Additional Subordinated Security Documents.

“Additional Subordinated Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Subordinated Secured Party (or any of its Affiliates) in respect of the Additional Subordinated Documents.

“Additional Subordinated Secured Parties” means, at any time, the Subordinated Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Subordinated Debt who maintains the transfer register for such Series of Subordinated Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Subordinated Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Subordinated Debt outstanding at such time; provided that the Indenture Subordinated Secured Parties shall not be deemed Additional Subordinated Secured Parties.

“Additional Subordinated Security Documents” means the Additional Subordinated Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by SandRidge or any other Grantor creating (or purporting to create) a Lien upon the Subordinated Collateral in favor of the Additional Subordinated Secured Parties.

“Affiliate” means, with respect to any specified Person: (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (b) any other Person that owns, directly or indirectly, 10% or more of the Voting Stock of such specified Person (or any of such specified Person’s direct or indirect parent’s Voting Stock); or (c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “under common control with” have meanings correlative to the foregoing.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bank Product” means each and any of the following bank services and products provided to SandRidge or any other Grantor by any lender under the Priority Credit Agreement or any Affiliate of any such lender: (a) commercial credit cards; (b) stored value cards; and (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all obligations of SandRidge or any other Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, judicial management, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar federal, state, or foreign debtor relief laws (including under any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities or other indebtedness convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Subordinated Collateral, if any.

“Credit Agreement Debt” means the indebtedness under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and secured under the Priority Credit Agreement or any Additional Priority Lien Debt Facility (or as to which the lenders under the Priority Credit Agreement obtained an Officer’s Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and additional indebtedness under any Priority Substitute Credit Facility. For purposes of this Agreement, indebtedness under the Priority Credit Agreement is permitted to be incurred under the Subordinated Notes Indenture.

“Credit Agreement Documents” means the Priority Credit Agreement, the Credit Agreement Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

“Credit Agreement Obligations” means the Credit Agreement Debt and all other Obligations in respect of or in connection with Credit Agreement Debt including, without limitation, the principal amount of all debts, claims and indebtedness and accrued interest, fees, costs, and other charges incurred under the Priority Credit Agreement and the other Credit Agreement Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement, (b) any interest accruing thereon after the commencement of an Insolvency or Liquidation Proceeding, without regard to whether or not such interest is an allowed claim, and (c) Hedging Obligations and the Bank Product Obligations. For the avoidance of doubt, Hedging Obligations shall only constitute Credit Agreement Obligations to the extent that such Hedging Obligations are secured under the terms of the Credit Agreement Documents. To the extent that any payment with respect to the Credit Agreement Obligations (whether by or on behalf of SandRidge, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Credit Agreement Secured Parties” means, at any time, (a) the Priority Lien Agent, (b) each lender or issuing bank under the Priority Credit Agreement, (c) each holder, provider or obligee of any Hedging Obligations and Bank Product Obligations that (i) is a lender under the Priority Credit Agreement or an Affiliate (as defined herein or in the Priority Credit Agreement) thereof at the time such Hedging Obligation or Bank Product Obligation is entered into or (ii) is a holder, provider or obligee of Hedging Obligations and Bank Product Obligations designated on Schedule 1.01A or 1.01B, respectively of the Priority Credit Agreement, and, in the case of each of the foregoing clauses (i) and (ii), is a secured party (or a party entitled to the benefits of the security) under any Credit Agreement Document, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Agreement Document, (e) each other Person that provides letters of credit, guarantees or other credit support related thereto under any Credit Agreement Document and (f) each other holder of, or obligee in respect of, any Credit Agreement Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Credit Agreement Document outstanding at such time.

“Credit Agreement Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by SandRidge or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Priority Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of indebtedness incurred or available to be borrowed thereunder, extending the maturity of any indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to lend and to extend credit (and to acquire participations in letters of credit and all obligations to issue, amend, renew or extend letters of credit) that would constitute Priority Lien Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding), premium (if any), and expenses (including, without limitation, all professional fees and expenses) on all Priority Lien Obligations (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(d) payment in full in cash of obligations in respect of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular agreement regarding Hedging Obligations, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement);

(e) the provision of cash collateral to the applicable Priority Lien Secured Parties in such amount as such Priority Lien Secured Parties determine is reasonably necessary to secure such Priority Lien Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any such Priority Lien Secured Parties may be entitled to indemnification or reimbursement by any Obligor pursuant to the indemnification or reimbursement provisions of the applicable Priority Lien Documents; and

(f) payment in full in cash of all other Priority Lien Obligations, including without limitation, Bank Product Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time, except to the extent provided for in the preceding clause (e)).

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, SandRidge or any Grantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which SandRidge designates such indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Subordinated Obligations shall be deemed to have been at all times Subordinated Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations. In the event that any Priority Lien Obligations are modified and are paid, or to be paid, over time pursuant to section 1129 of the Bankruptcy code or any similar provision under another Bankruptcy Law, such Priority Lien Obligations shall be deemed to be Discharged when the final payment is made, in cash, in respect of such Debt and all obligations pursuant to such new Debt shall have been satisfied.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” means an action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Priority Lien Documents or the Subordinated Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the New York UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under letters-in-lieu, bailee’s letter, landlord consents or similar agreements or arrangements, if applicable);

(b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, auctioneers, investment bankers or other third Persons for the purposes of marketing, promoting and selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Debt or any other Obligations secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity or pursuant to the Priority Lien Documents or Subordinated Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral);

(e) effect the disposition of Collateral by any Grantor (in lieu of a foreclosure sale) after the occurrence and during the continuation of an Event of Default (as defined in the Priority Credit Agreement or the Subordinated Collateral Trust Agreement) with the consent of the Priority Lien Agent or the Subordinated Collateral Trustee, as applicable;

(f) after the occurrence of an Event of Default under the Priority Credit Agreement, obtain payment of, collect or realize upon any Subordinated Debt; or

(g) commence, or join in filing of a petition for commencement of, an Insolvency or Liquidation Proceeding against any Obligor or the owner of Collateral.

provided that “Enforcement Action” shall not include any forbearance from the exercise of any remedies by the Priority Lien Agent or any other Priority Lien Secured Parties or by the Subordinated Collateral Trustee or any other Subordinated Secured Parties, as the case may be.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means SandRidge, each other subsidiary of SandRidge that shall have granted any Lien in favor of any of the Priority Lien Agent or the Subordinated Collateral Trustee on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Grantor, the obligations of such Grantor incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in interest rates with respect to indebtedness incurred;

(b) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in currency exchanges rates with respect to indebtedness incurred;

(c) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Grantor or any subsidiary thereof at the time; and

(d) other agreements or arrangements designed to protect such Grantor or any subsidiary thereof against fluctuations in interest rates, commodity prices or currency exchange rates.

“Indebtedness” has the meaning set forth in the Priority Credit Agreement as in effect on the date hereof, and any component definition used therein has the meaning set forth in the Priority Credit Agreement as of the date hereof.

“Indenture Subordinated Documents” means the Subordinated Notes Indenture, the Subordinated Indenture Notes, the Indenture Subordinated Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing the Indenture Subordinated Obligations or any Subordinated Substitute Facility.

“Indenture Subordinated Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Subordinated Secured Party (or any of its Affiliates) in respect of the Indenture Subordinated Documents.

“Indenture Subordinated Secured Parties” means, at any time, the Subordinated Notes Trustee, the Subordinated Collateral Trustee, the trustees, agents and other representatives of the holders of the Subordinated Indenture Notes (including any holders of notes pursuant to supplements executed in connection with the issuance of any Series of Subordinated Debt under the Subordinated Notes Indenture) who maintain the transfer register for such Subordinated Indenture Notes or such Series of Subordinated Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Subordinated Document and each other holder of, or obligee in respect of, any Subordinated Indenture Notes, any holder or lender pursuant to any Indenture Subordinated Document outstanding at such time; provided that the Additional Subordinated Secured Parties shall not be deemed Indenture Subordinated Secured Parties.

“Indenture Subordinated Security Documents” means the Subordinated Notes Indenture (insofar as the same grants a Lien on the Collateral), the Subordinated Collateral Trust Agreement, each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by SandRidge or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Subordinated Collateral Trustee (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Subordinated Substitute Facility).

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against SandRidge or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of SandRidge or any other Grantor, any receivership or assignment for the benefit of creditors relating to SandRidge or any other Grantor or any similar case or proceeding relative to SandRidge or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to SandRidge or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of SandRidge or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the operations, earnings, business, assets, properties, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; provided, without limiting the generality of the foregoing, that the Company’s entry into bankruptcy proceedings shall be deemed to constitute a “Material Adverse Effect.”

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of SandRidge by any Officer of SandRidge.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Original Subordinated Collateral Trustee” has the meaning assigned to such term in the preamble hereto.

“Permitted Subordinated Debt Payments” means any payment permitted by Section 7.15 of the Priority Credit Agreement and any similar restriction in any successor agreement no more favorable to the Subordinated Debt than as provided in such Section 7.15; provided that nothing shall prevent the Subordinated Debt from paying interest-in-kind or making a claim in any Insolvency or Liquidation Proceeding.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit. A.

“Priority Credit Agreement” means that certain Credit Agreement, dated as of October 4, 2016, by and among SandRidge, as borrower, the Original Priority Lien Agent, and the other lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, substitutions, foregoing) and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

“Priority Lien” means a Lien granted by SandRidge or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of SandRidge or such Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means (a) the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity and (b) any collateral trustee or agent in respect of any Additional Priority Lien Debt Facility pursuant to the Priority Lien Intercreditor Agreement.

“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the Credit Agreement Debt and all additional indebtedness incurred under any Additional Priority Lien Documents and with respect to which the requirements of Section 4.04(b) have been satisfied, and all indebtedness incurred under any Priority Substitute Credit Facility.

“Priority Lien Documents” means the Credit Agreement Documents and the Additional Priority Lien Documents.

“Priority Lien Intercreditor Agreement” means from and after the date of execution and delivery of any Additional Priority Lien Debt Facility and/or a Priority Substitute Credit Facility, an intercreditor agreement entered into among SandRidge, the other Grantors, the Priority Lien Agent and the other Priority Lien Representatives, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Priority Lien Document.

“Priority Lien Obligations” means the Credit Agreement Obligations, Additional Priority Lien Obligations and, in each case, all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest, fees, costs and other charges incurred under the Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding.

“Priority Lien Representative” means (a) in the case of the Priority Credit Agreement, the Priority Lien Agent, and (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who (i) is appointed as a Priority Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (ii) has executed the Priority Lien Intercreditor Agreement or become party to the Priority Lien Intercreditor Agreement by executing a joinder in the form required under the Priority Lien Intercreditor Agreement.

“Priority Lien Secured Parties” means, at any time, the Credit Agreement Secured Parties and the Additional Priority Lien Secured Parties at such time.

“Priority Lien Security Documents” means the Credit Agreement Security Documents and the Additional Priority Lien Security Documents.

“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Recovery” has the meaning assigned to such term in Section 4.03.

“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances, increases or replaces the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Credit Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement, Priority Lien Obligations or such Priority Substitute Credit Facility, in part, and (b) in respect of any agreement with reference to the Subordinated Documents, the Subordinated Obligations or any Subordinated Substitute Facility, that such indebtedness refunds, refinances, increases or replaces the Subordinated Documents, the Subordinated Obligations or such Subordinated Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Subordinated Documents, the Subordinated Obligations or such Subordinated Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“SandRidge” has the meaning assigned to such term in the preamble hereto.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Documents.

“Secured Debt Representative” means the Priority Lien Agent and the Subordinated Collateral Trustee.

“Secured Obligations” means the Priority Lien Obligations and the Subordinated Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Subordinated Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Subordinated Security Documents.

“Series of Priority Lien Debt” means, severally, the Priority Credit Agreement and each other issue or series of Priority Lien Debt (including any Additional Priority Lien Debt Facility) for which a single transfer register is maintained.

“Series of Subordinated Debt” means, severally, the Subordinated Indenture Notes and each other issue or series of Subordinated Debt (including any Additional Subordinated Debt Facility) for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Priority Lien Debt and each Series of Subordinated Debt.

“Specified Litigation Event” means (i)(a) the entry of an order by a court of competent jurisdiction denying summary judgment to the Company or its Affiliates or (b) the expiration of the time period in which the Company or its Affiliates may move for summary judgment, in either case, in a class action lawsuit against the Company (other than such a lawsuit initiated by any Subordinated Secured Party or Affiliate of a Subordinated Secured Party) that is reasonably expected to result in a Material Adverse Effect under the relevant Subordinated Documents.

“Springing Event” shall mean the creation of a Subordinated Lien on the Collateral to secure up to $100,000,000 in aggregate principal amount, subject to increase pursuant to Section 9.18(c), of the obligations of the Company under the relevant Subordinated Debt Documents and guarantee obligations of any subsidiary of the Company providing a guarantee of such Subordinated Debt upon the earlier to occur of (i) the Company’s good faith determination that the Specified Litigation Event has occurred or (ii) the receipt of written notice from holders or lenders constituting at least two-thirds in aggregate principal amount of the relevant Subordinated Obligations then outstanding (or the Subordinated Representative acting pursuant to the direction of such holders or lenders) that the Specified Litigation Event has occurred, the Springing Event shall be deemed to have occurred.

“Springing Event Notice” has the meaning assigned to such term in Section 9.18.

“Standstill Period” has the meaning assigned to such term in Section 3.02(a)(i).

“Subordinated Collateral” shall mean all “Collateral”, as defined in any Subordinated Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Subordinated Obligations.

“Subordinated Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of October 4, among SandRidge, the other Grantors from time to time party thereto, the Subordinated Notes

Trustee, the other Subordinated Representatives from time to time party thereto and the Subordinated Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Subordinated Document.

“Subordinated Collateral Trustee” means the Original Subordinated Collateral Trustee, and, from and after the date of execution and delivery of a Subordinated Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Subordinated Debt” means the indebtedness under the Subordinated Indenture Notes issued on the date hereof and guarantees thereof and all additional indebtedness incurred under any Additional Subordinated Documents, in each case, that was permitted to be incurred and secured in accordance with the Secured Debt Documents (or as to which the lenders or other financing sources under the applicable Subordinated Documents obtained an Officer’s Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and with respect to which the requirements of Section 4.04(b) have been (or are deemed) satisfied, and all indebtedness incurred under any Subordinated Substitute Facility.

“Subordinated Documents” means the Indenture Subordinated Documents and the Additional Subordinated Documents.

“Subordinated Indenture Notes” means (i) the Subordinated Notes due 2020 issued under the Subordinated Notes Indenture.

“Subordinated Lien” means a Lien granted by a Subordinated Document to the Subordinated Collateral Trustee, at any time, upon any Collateral by any Grantor to secure Subordinated Obligations (including Liens on such Collateral under the security documents associated with any Subordinated Substitute Facility); provided, that in no event shall any Subordinated Lien be granted unless a Springing Event has occurred.

“Subordinated Notes Indenture” means the Indenture, dated as of October 4, 2016, among SandRidge, the Grantors party thereto from time to time and the Subordinated Notes Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof (including any supplements executed in connection with the issuance of any Series of Subordinated Debt under the Subordinated Notes Indenture) unless restricted by the terms of this Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Subordinated Substitute Facility.

“Subordinated Notes Trustee” means the Original Subordinated Notes Trustee, and, from and after the date of execution and delivery of a Subordinated Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Subordinated Obligations” means Subordinated Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Subordinated Obligations” will include accrued interest, fees, costs and other charges incurred under the Subordinated Notes Indenture and the other Subordinated Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.

“Subordinated Purchasers” has the meaning assigned to such term in Section 3.06(a).

“Subordinated Representative” means (a) in the case of the Subordinated Indenture Notes, the Subordinated Notes Trustee, and (b) in the case of any other Series of Subordinated Debt, the trustee, agent or representative of the holders of such Series of Subordinated Debt who (i) is appointed as a Subordinated Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Debt, together with its successors in such capacity, and (ii) has become party to the Subordinated Collateral Trust Agreement by executing a joinder in the form required under the Subordinated Collateral Trust Agreement.

“Subordinated Secured Parties” means the Indenture Subordinated Secured Parties and the Additional Subordinated Secured Parties.

“Subordinated Security Documents” means the Indenture Subordinated Security Documents and the Additional Subordinated Security Documents.

“Subordinated Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Subordinated Notes Indenture and/or any Additional Subordinated Debt Facility then in existence. For the avoidance of doubt, no Subordinated Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Subordinated Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Subordinated Obligations are subject to under this Agreement.

“subsidiary” of a Person means:

(a) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries thereof, or

(b) any limited partnership of which such Person or any subsidiary of such Person is a general partner, or

(c) any other Person in which such Person, or one or more other subsidiaries of such Person, or such Person and one or more other subsidiaries, directly or indirectly, has more than 50% of the outstanding Capital Stock or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

ARTICLE II

SUBORDINATION

Section 2.01 Subordination of Subordinated Debt to Priority Lien Debt.

(a) SandRidge covenants and agrees, and each of the Subordinated Collateral Trustee and each Subordinated Secured Party by its acceptance of the Subordinated Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Priority Lien Debt and all the termination of all commitments to lend under the Priority Lien Documents, subject to Section 2.02. Each holder of Priority Lien Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Priority Lien Debt in reliance upon the provisions contained in this Agreement.

(b) In the event of any Insolvency or Liquidation Proceeding involving any Credit Party:

(i) All Priority Lien Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Priority Lien Documents shall have been terminated before any Distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt.

(ii) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Priority Lien Agent (to be held and/or applied by the Priority Lien Agent in accordance with the terms of the applicable Priority Lien Documents) until all Priority Lien Debt is indefeasibly paid in full in cash and all commitments to lend under the Priority Lien Documents have terminated. Each of the Subordinated Collateral Trustee and each Subordinated Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Priority Lien Agent. Each of the Subordinated Collateral Trustee and each Subordinated Secured Party also irrevocably authorizes and empowers the Priority Lien Agent, in the name of each such Person, to demand, sue for, collect and receive any and all such Distributions.

(iii) Each of the Subordinated Collateral Trustee and each Subordinated Secured Party agrees not to (and hereby waives any right to) initiate, prosecute or participate (or support any other Person in initiating, prosecuting or participating) in any claim, action or other proceeding challenging the enforceability or validity of the Priority Lien Debt or the perfection or priority of any Liens securing the Priority Lien Debt, including without limitation, any Lien on the Collateral securing the Priority Lien Debt.

(iv) The Priority Lien Debt shall continue to be treated as Priority Lien Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of the Priority Lien Debt even if all or part of the Senior Debt or any security interests securing the Priority Lien Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency and Liquidation Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Prior Lien Debt is rescinded or must otherwise be returned by any holder of the Priority Lien Debt or any representative of such holder.

Section 2.02 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Documents, SandRidge hereby agrees that it may not make, and the Subordinated Collateral Trustee for itself and on behalf of each Subordinated Secured Party hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt (including without limitation, any Distribution in respect of any put or repurchase of warrants or similar instruments) until the Priority Lien Debt is indefeasibly paid in full in cash and all commitments to lend under the Priority Lien Documents have terminated, other than Permitted Subordinated Debt Payments, subject to the terms of this Agreement.

(b) If any Distribution on account of the Subordinated Debt not permitted to be made by SandRidge or accepted by any Subordinated Secured Creditor under this Agreement is made and received by any Subordinated Secured Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Secured Creditor, shall be held in trust by such Subordinated Secured Creditor for the benefit of the holder of the Priority Lien Debt and shall be promptly paid over to the Priority Lien Agent for application (in accordance with the relevant Priority Lien Documents) to the payment of the Priority Lien Debt then remaining unpaid, until all of the Priority Lien Debt is indefeasibly paid in full in cash and all commitments to lend under the Priority Lien Documents have terminated.

Section 2.03 Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Subordinated Liens, if any, pursuant to the Subordinated Documents create two separate and distinct Liens on the Collateral; provided, however, that no Subordinated Liens shall be granted unless and until a Springing Event occurs and such Subordinated Liens are granted in accordance with Section 4.04.

(b) Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Subordinated Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Subordinated Document, (v) the modification of a Priority Lien Obligation or a Subordinated Obligation, or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of SandRidge or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing and the Subordinated Collateral Trustee, on behalf of itself and the other Subordinated Secured Parties, hereby agrees that (i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Subordinated Liens on any Collateral and (ii) any Subordinated Lien on any Collateral now or hereafter held by or for the benefit of any Subordinated Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral.

(c) It is acknowledged that (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the subordination and lien priorities of the Subordinated Debt and Subordinated Liens provided hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Subordinated Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof) or the Subordinated Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

Section 2.04 Prohibition on Marshalling, Etc. Until the Discharge of Priority Lien Obligations, the Subordinated Collateral Trustee will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

Section 2.05 No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens (other than, for the avoidance of doubt, Liens granted upon the occurrence of a Springing Event) on any asset of a Grantor to secure any Subordinated Obligation, or take any action to perfect any additional Liens (other than, for the avoidance of doubt, Liens granted upon the occurrence of a Springing Event), unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent to accept such Lien will not prevent the Subordinated Collateral Trustee from taking the Lien or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Subordinated Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Subordinated Collateral Trustee to accept such Lien will not prevent the Priority Lien Agent from taking the Lien, with each such Lien as described in this Section 2.05 to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties, the Subordinated Collateral Trustee or the other Subordinated Secured Parties, the Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Secured Parties agrees that any amounts received by or distributed to any Subordinated Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.05 shall be subject to Section 3.05(b).

Section 2.06 Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Subordinated Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Subordinated Collateral Trustee, the specific assets included in the Priority Lien Collateral and the Subordinated Collateral, the steps taken to perfect the Priority Liens and the Subordinated Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Subordinated Documents in respect of the Priority Lien Obligations and the Subordinated Obligations, respectively, (b) that the Subordinated Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien

Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such modifications to such Subordinated Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Subordinated Security Documents which are solely applicable to the rights and duties of the Subordinated Secured Parties, and (iv) such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities and (c) that at no time shall there be any Grantor that is an obligor in respect of the Subordinated Obligations that is not also an obligor in respect of the Priority Lien Obligations.

Section 2.07 No Duties of Priority Lien Agent. The Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to any such Subordinated Secured Party with respect to any Collateral, other than to transfer to the Subordinated Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Subordinated Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Subordinated Secured Parties following the expiration of any applicable Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Subordinated Lien or any rights to which the Subordinated Collateral Trustee or any Subordinated Secured Party would otherwise be entitled as a result of such Subordinated Lien. Without limiting the foregoing, each Subordinated Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Subordinated Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Subordinated Secured Parties from such realization, sale, Disposition or liquidation. Each of the Subordinated Secured Parties waives any claim such Subordinated Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

ARTICLE III

ENFORCEMENT RIGHTS; PURCHASE OPTION

Section 3.01 Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, the Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party hereby agrees that, subject to Section 3.05(b) and Section 4.07, none of the Subordinated Collateral Trustee, Subordinated Noteholder or any other Subordinated Secured Party shall take any Enforcement Action or commence or join in any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Subordinated Debt or Collateral under any Subordinated Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies with respect to Collateral, in each case, without any consultation with or the consent of the Subordinated Collateral Trustee or any other Subordinated Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Subordinated Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Subordinated Security Document or any other Subordinated Document, shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Subordinated Collateral Trustee, on behalf of the Subordinated Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Subordinated Liens in the Collateral or to create, preserve or protect (but not enforce) the Subordinated Liens in the Collateral. Nothing herein shall limit the right or ability of the Subordinated Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations after giving effect thereto, (ii) file a proof of claim with respect to the Subordinated Obligations or (iii) as provided in Section 4.07.

Section 3.02 Standstill Period; Permitted Enforcement Action. Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding: after a period of 270 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Subordinated Collateral Trustee has delivered to the Priority Lien Agent written notice of the acceleration of any Subordinated Debt (the “Standstill Period”), the Subordinated Collateral Trustee and the other Subordinated Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in the Subordinated Collateral Trust Agreement to the contrary, in no event may the Subordinated Collateral Trustee or any other Subordinated Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have (A) commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding or (B) given prompt written notice to the Subordinated Representatives by the Priority Lien Agent of its intention to commence any such proceeding described in the preceding clause (A).

Section 3.03 Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Subordinated Secured Parties following expiration of any applicable Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the Subordinated Collateral Trustee or any Subordinated Secured Party shall, at any time prior to the Discharge of Priority Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Subordinated Collateral Trustee, or any other Subordinated Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Subordinated Collateral Trustee and any such Subordinated Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Subordinated Secured Parties following expiration of any applicable Standstill Period).

Section 3.04 Notification of Release of Collateral. Each of the Priority Lien Agent and the Subordinated Collateral Trustee shall give the other Secured Debt Representatives prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time, manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

Section 3.05 No Interference; Payment Over.

(a) No Interference. The Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party, agrees that each Subordinated Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Subordinated Lien pari passu with, or to give such Subordinated Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority

Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) prior to the Discharge of Priority Lien Obligations will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) prior to the Discharge of Priority Lien Obligations will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

(b) Payment Over. The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party hereby agrees that if any Subordinated Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to the exercise of any rights or remedies with respect to the Collateral under any Subordinated Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Subordinated Collateral Trustee shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment by it or the Subordinated Notes Trustee or, to the extent it has knowledge, by any other Subordinated Secured Party and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, the applicable Subordinated Secured Party shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Subordinated Collateral Trustee or any other Subordinated Secured Party. The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Subordinated Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Subordinated Collateral Trustee or any other Subordinated Secured Party is otherwise permitted by the Priority Lien Documents.

Section 3.06 Purchase Option.

(a) Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Priority Lien Obligations, holders of the Subordinated Debt and each of their respective designated Affiliates (the “Subordinated Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties (x) all (but not less than all) Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Subordinated Collateral Trustee a statement of the amount of Priority Lien Debt, other Priority Lien Obligations and DIP Financing provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Subordinated Collateral Trustee of such notice from the Priority Lien Agent, the Subordinated Purchasers deliver to the Priority Lien Agent an irrevocable commitment of the Subordinated Purchasers to purchase (x) all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.

(b) On the date specified by the Subordinated Purchasers in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Subordinated Purchasers (x) all (but not less than all) Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i) payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of (x) all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) and (y) loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Subordinated Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated using the methodology provided for under the applicable Hedging Obligation (e.g., loss, market quotations or close-out amount) and after giving effect to any netting arrangements;

(ii) a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Subordinated Purchasers (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

(iii) any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Subordinated Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans provided by any of the Priority Lien Secured

Parties in connection with a DIP Financing on and after the date of the purchase and sale and the Subordinated Notes Trustee (or any other representative appointed by the holders of a majority in aggregate principal amount of the Subordinated Indenture Notes then outstanding) becomes a successor agent thereunder.

(c) Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Subordinated Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such Subordinated Purchaser’s portion of the Subordinated Debt outstanding on the date of purchase or such portion as such Subordinated Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Subordinated Purchasers for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Subordinated Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Subordinated Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d) Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party owns such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e) After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Subordinated Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

ARTICLE IV

OTHER AGREEMENTS

Section 4.01 Release of Liens; Automatic Release of Subordinated Liens. (a) Prior to the Discharge of Priority Lien Obligations, the Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, the Subordinated Lien on such Collateral shall terminate and be released automatically and without further action if (i) such sale, transfer or other disposition of Collateral is effectuated in compliance with the Subordinated Notes Indenture, (ii) such release is effected in connection with the Priority Lien Collateral Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Subordinated Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

(b) The Subordinated Collateral Trustee agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.

Section 4.02 Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against SandRidge or any subsidiary of SandRidge. All references in this Agreement to SandRidge or any subsidiary of SandRidge or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.

(b) If SandRidge or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party, agrees that neither it nor any other Subordinated Secured Party will raise any objection, contest or oppose, and each Subordinated Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Subordinated Collateral Trustee will, for itself and on behalf of the other Subordinated Secured Parties, subordinate the Subordinated Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Subordinated Collateral Trustee, on behalf of the Subordinated Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent, in the Priority Lien Agent’s sole discretion, the Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party agrees not to propose, support or enter into any DIP Financing.

(d) The Subordinated Collateral Trustee, for itself and on behalf of each Subordinated Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority

Lien Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral and all Priority Liens and Subordinated Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement.

(e) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that neither the Subordinated Collateral Trustee nor any other Subordinated Secured Party, will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Subordinated Secured Parties may:

(A) freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and

(B) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g) The Subordinated Collateral Trustee, for itself and on behalf of each of the Subordinated Secured Parties, waives any claim it or any other Subordinated Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, or the application of Section 1111(b) of the Bankruptcy Code.

(h) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Subordinated Collateral Trustee nor any other Subordinated Secured Party shall support or vote to accept any plan of reorganization or disclosure statement of SandRidge or any other Grantor unless such plan is supported by each class under such plan of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization.

(i) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that neither the Subordinated Collateral Trustee nor any other Subordinated Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent.

(j) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that neither the Subordinated Collateral Trustee nor any other Subordinated Secured Party shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Subordinated Liens on the Collateral). Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Subordinated Collateral Trustee or any other Subordinated Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Subordinated Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Subordinated Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Subordinated Collateral Trustee or any Subordinated Secured Party.

(k) Without the express written consent of the Priority Lien Agent, none of the Subordinated Collateral Trustee or any other Subordinated Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(l) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Subordinated Collateral Trustee for itself and on behalf of each other Subordinated Secured Party, agrees that, any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Subordinated Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Subordinated Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.

(m) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Subordinated Collateral Trustee or, any other Subordinated Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.

(n) Without the consent of the Priority Lien Agent in its sole discretion, the Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for SandRidge or any of its subsidiaries.

(o) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral, except as expressly permitted by this Agreement.

Section 4.03 Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, agrees that if, at any time, a Subordinated Secured Party receives notice of any Recovery, the Subordinated Collateral Trustee or any other Subordinated Secured Party shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Subordinated Collateral Trustee or any other Subordinated Secured Party and then in its possession or under its control on account of the Subordinated Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

Section 4.04 Refinancings; Additional Priority Lien Debt; Additional Subordinated Debt.

(a) The Priority Lien Obligations and the Subordinated Obligations may be Replaced, by any Priority Substitute Credit Facility or Subordinated Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent and the Subordinated Collateral Trustee shall receive on or prior to incurrence of a Priority Substitute Credit Facility or Subordinated Substitute Facility (A) an Officer’s Certificate from SandRidge stating that (I) the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred and (II) the requirements of Section 4.06 have been satisfied, and (B) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations or the Subordinated Obligations (or an authorized agent, trustee or other representative on their behalf), and (ii) on or before the date of such incurrence, such Priority Substitute Credit Facility or Subordinated Substitute Facility is designated by SandRidge, in an Officer’s Certificate delivered to the Priority Lien Agent and the Subordinated Collateral Trustee, as “Priority Lien Debt” or “Subordinated Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as more than one of Priority Lien Debt or Subordinated Debt.

(b) SandRidge will be permitted to designate as an additional holder of Priority Lien Obligations or Subordinated Obligations hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt or Subordinated Debt, as applicable, incurred by SandRidge after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. SandRidge may effect such designation by delivering to the Priority Lien Agent and the Subordinated Collateral Trustee, each of the following:

(i) an Officer’s Certificate stating that SandRidge intends to incur (A) Additional Priority Lien Obligations which will be Priority Lien Debt, (B) Additional Subordinated Obligations which will be Subordinated Debt, which in each case, will be permitted by each applicable Secured Debt Document to be incurred and secured by a Priority Lien or Subordinated Lien;

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Priority Lien Obligations or Additional Subordinated Obligations, as applicable, must be designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Priority Lien Obligations or Additional Subordinated Obligations, as applicable, a Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and

(iii) evidence that SandRidge has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by SandRidge and the holder of such Additional Priority Lien Obligations, or Additional Subordinated Obligations, as applicable, or its Secured Debt Representative, to ensure that the Additional Priority Lien Obligations or Additional Subordinated Obligations are secured by the Collateral in accordance with the Priority Lien Security Documents or Subordinated Security Documents, as applicable (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the Priority Lien Representative or Subordinated Representative for such Additional Priority Lien Obligations or Additional Subordinated Obligations, as applicable).

(c) SandRidge will be permitted to incur Subordinated Liens with respect to the Subordinated Obligations to the extent such Subordinated Obligations are permitted to be secured by the Priority Credit Agreement, the other Priority Lien Documents, the Subordinated Notes Indenture and the other Subordinated Documents in connection with a Springing Event. Any Subordinated Debt with respect to which such Springing Event applies may be secured by a Subordinated Lien under and pursuant to the Subordinated Security Documents provided the Subordinated Collateral Trustee, acting for itself and on behalf of the Subordinated Secured Parties, becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) and (ii) of the immediately succeeding paragraph.

In order for the Subordinated Collateral Trustee to become a party to this Agreement,

(i) the Priority Lien Agent and the Subordinated Collateral Trustee shall have executed and delivered a Priority Confirmation Joinder pursuant to which (a) such Subordinated Collateral Trustee becomes a Secured Debt Representative hereunder and (b) the Subordinated Secured Debt and the related Subordinated Secured Parties become subject hereto and bound hereby;

(ii) SandRidge shall have delivered to the Priority Lien Agent and the Subordinated Collateral Trustee (A) true and complete copies of each Subordinated Secured Document and (B) an Officer’s Certificate certifying such copies as being true and correct and identifying the obligations to be designated as Subordinated Secured Obligations and the initial aggregate principal amount thereof; and

(iii) without limiting Section 4.06, the Subordinated Secured Documents relating to such Subordinated Secured Debt shall provide, in a manner satisfactory to the Priority Lien Agent, that each Subordinated Secured Party shall be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Subordinated Secured Debt.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow SandRidge or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document.

Each of the then-exiting Priority Lien Agent and the Subordinated Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement or any incurrence of Additional Priority Lien Obligations, Additional Subordinated Obligations, it being understood that the Priority Lien Agent and the Subordinated Collateral Trustee or (if permitted by the terms of the applicable Secured Debt Documents) the Grantors, without the consent of any other Secured Party or (in the case of the Grantors) one or more Secured Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

Section 4.05 Amendments to Subordinated Documents. Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Subordinated Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Subordinated Document would (i) adversely affect the lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Subordinated Security Documents, if any, (iii) confer any additional rights on the Subordinated Collateral Trustee or any other Subordinated Secured Party, if any, in a manner adverse to the Priority Lien Secured Parties, or (iv) contravene the provisions of this Agreement or the Priority Lien Documents.

Section 4.06 Legends. Each of

(a) the Priority Lien Agent acknowledges with respect to the (i) Priority Credit Agreement and the Credit Agreement Security Documents and (ii) the Additional Priority Lien Debt Facility and the Additional Priority Lien Security Documents, if any, and

(b) the Subordinated Collateral Trustee acknowledges with respect to (i) the Subordinated Notes Indenture and the Indenture Subordinated Security Documents, and (ii) the Additional Subordinated Debt Facility and the Additional Subordinated Security Documents, if any, that the Grantors shall cause the Subordinated Notes Indenture, the Additional Subordinated Debt Facility (if any), the Subordinated Documents (other than control agreements to which both the Priority Lien Agent and the Subordinated Collateral Trustee are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Subordinated Collateral Trustee are parties) granting any security interest in the Collateral to contain the appropriate legend set forth on Annex I.

Section 4.07 Subordinated Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Subordinated Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims so long as such action or exercise of rights is permitted hereunder by such party acting in its capacity as a Subordinated Secured Party; provided, however, that the Subordinated Secured Parties may not take any of the actions prohibited by Section 3.05(a) or Section 4.02 or any other provisions in this Agreement, nor may any of the Subordinated Secured Parties take any action as an unsecured creditor which such party is not permitted to take hereunder as a secured Subordinated Secured Party; provided, further, that in the event that any of the Subordinated Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Obligations such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Subordinated Secured Parties are subject to this Agreement.

Section 4.08 Postponement of Subrogation. The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Subordinated Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Subordinated Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

Section 4.09 Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, and the Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement and the Subordinated Notes Indenture, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

ARTICLE V

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

Section 5.01 General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for the Subordinated Collateral Trustee for the sole purpose of perfecting the Subordinated Lien of the Subordinated Collateral Trustee on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Subordinated Collateral Trustee and the other Subordinated Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Subordinated Lien on any such

Collateral and shall have no responsibility, duty, obligation or liability to the Subordinated Collateral Trustee, any other Subordinated Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Subordinated Secured Parties to obtain a perfected Subordinated Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Subordinated Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Subordinated Collateral Trustee or any Subordinated Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Grantors or the Subordinated Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Subordinated Collateral Trustee has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Subordinated Collateral Trustee for the benefit of all Subordinated Secured Parties.

Section 5.02 Deposit Accounts. Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee for the Subordinated Collateral Trustee for the purpose of perfecting the Liens of the Subordinated Secured Parties in such Accounts and the cash and other assets therein as provided in Section 5.01 (but will have no duty, responsibility or obligation to the Subordinated Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02(a)). Unless the Subordinated Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Subordinated Collateral Trustee, cooperate with the Grantors and the Subordinated Collateral Trustee (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Subordinated Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Subordinated Collateral Trustee to be made).

ARTICLE VI

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

Section 6.01 Application of Proceeds. Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(a) first, to the payment in full in cash of all Priority Lien Obligations,

(b) second, to the payment in full in cash of all Subordinated Obligations, and

(c) third, to SandRidge or as otherwise required by applicable law.

Section 6.02 Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations) or Subordinated Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of SandRidge. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to SandRidge or any of their subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE; CONSENT OF GRANTORS; ETC.

Section 7.01 No Reliance; Information. The Priority Lien Secured Parties and the Subordinated Secured Parties shall have no duty to disclose to any Subordinated Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to SandRidge or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Subordinated Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Subordinated Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Subordinated Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.

Section 7.02 No Warranties or Liability.

(a) The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Subordinated Collateral Trustee nor any other Subordinated Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Subordinated Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c) (i) The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Subordinated Collateral Trustee or any other Subordinated Secured Party, and (ii) the Subordinated Collateral Trustee and the other Subordinated Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Subordinated (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(d) The Subordinated Collateral Trustee, for itself and on behalf of each other Subordinated Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

Section 7.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties and the Subordinated Collateral Trustee and the other Subordinated Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Secured Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d) the securing of any Priority Lien Obligations or Subordinated Obligations or with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Subordinated Obligations;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of SandRidge or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, SandRidge or any other Grantor in respect of the Priority Lien Obligations or the Subordinated Obligations.

Section 7.04 Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

Section 8.02 Representations and Warranties of Each Representative. Each of the Priority Lien Agent and the Subordinated Collateral Trustee represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement and the Subordinated Collateral Trust Agreement, as the case may be, to enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Original Priority Lien Agent, to it at:

Royal Bank of Canada

20 King Street West, 4th Floor

Toronto, Ontario M5K 1C4

Fax: 416.842.4023

Attention: manager Agency Services

(b) if to the Original Subordinated Collateral Trustee, to it at:

Wilmington Trust, National Association

15950 North Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: SandRidge Notes Administrator

(c) if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among SandRidge, the Priority Lien Agent and the Subordinated Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.02 Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

Section 9.03 Actions Upon Breach; Specific Performance. (a) Prior to the Discharge of Priority Lien Obligations, if any Subordinated Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Prior to the Discharge of Priority Lien Obligations, should any Subordinated Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Subordinated Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinated Collateral Trustee on behalf of each Subordinated Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Subordinated Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement, from such Subordinated Secured Party.

Section 9.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 9.05 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

Section 9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties and the Subordinated Secured Parties. None of SandRidge, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 4.01, 4.02, 4.04, or 4.05) is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement or the Subordinated Notes Indenture, as applicable), and except as expressly provided in this Agreement neither SandRidge nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of SandRidge or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Subordinated Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

Section 9.13 Certain Terms Concerning the Subordinated Collateral Trustee. The Subordinated Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Subordinated Collateral Trust Agreement; and in so doing, the Subordinated Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Subordinated Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Subordinated Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Subordinated Notes Indenture and the other Subordinated Documents (including without limitation Article 5 and Section 7.8 of the Subordinated Collateral Trust Agreement).

Section 9.14 Certain Terms Concerning the Priority Lien Agent and the Subordinated Collateral Trustee. None of the Priority Lien Agent or the Subordinated Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Priority Lien Agent or the Subordinated Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or SandRidge) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Subordinated Collateral Trustee, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Subordinated Collateral Trustee is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Subordinated Documents, respectively, and not in its individual capacity. (a) The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Subordinated Collateral Trustee or any other Subordinated Representative or any other Subordinated Secured Party; and (b) the Subordinated Collateral Trustee shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

Section 9.15 Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Subordinated Security Documents, each Subordinated Secured Party authorizes the Subordinated Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

Section 9.16 Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, the Subordinated Collateral Trustee, for itself and on behalf of the other Subordinated Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Subordinated Collateral Trustee may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein, all at the Grantor’s sole cost and expense.

Section 9.17 Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Subordinated Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Subordinated Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and none of the Priority Lien Agent or the Subordinated Collateral Trustee makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

Section 9.18 Springing Event.

(a) Within five Business Days of the Springing Event, the Company shall, or cause the Subordinated Representative to, deliver a written notice (the “Springing Event Notice”) of the Springing Event to all holders, or lenders, of the relevant Subordinated Obligations. The Springing Event Notice shall (i) provide reasonable background on the facts and circumstances of the Specified Litigation Event, (ii) inform such holders or lenders that the Springing Event has occurred and (iii) to the extent applicable, request that each of the holders, or lenders, of such Subordinated Obligations notify the Company of the number of shares of common stock held by such holder or lender.

(b) Upon the occurrence of a Springing Event, and from time to time thereafter, including, without limitation, upon any increase in the obligations of the Company under the relevant Subordinated Debt Documents and guarantee obligations of any subsidiary of the Company providing a guarantee of the relevant Subordinated Debt pursuant to Section 9.18(c), the Company shall take such actions as are necessary and as the Subordinated Debt Representative or the holders or lenders in respect of the relevant Subordinated Debt Obligations may request, including delivery of financing statements and other security documents, authorization documents and opinions of counsel, to ensure and confirm that the obligations of the Company under the relevant Subordinated Debt Documents and guarantee obligations of any subsidiary of the Company providing a guarantee of the relevant Subordinated Debt will be secured by a perfected Subordinated Lien on the Collateral junior only to the Liens securing the Priority Credit Agreement.

(c) Immediately upon receiving sufficient notices from the holders or lenders of Subordinated Obligations on or after the date of the Specified Litigation Event that such holders or lenders own the greater of (x) at least 8,483,489 shares of common stock of the Company or (y) at least a majority of the aggregate number of shares of common stock outstanding as of the date of delivery of a Springing Event Notice in the aggregate (whether in response to the Springing Event Notice or otherwise), the amount of the obligations of the Company under the relevant Subordinated Debt Documents and guarantee obligations of any subsidiary of the Company providing a guarantee of the relevant Subordinated Debt shall be increased from $100,000,000 in aggregate principal amount of such obligations to the full outstanding principal amount of such obligations (including any additional principal amount).

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Priority Lien
Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager

Signature Page

Intercreditor and Subordination Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Subordinated Collateral Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page

Intercreditor and Subordination Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

SANDRIDGE ENERGY, INC.

By:	/s/ Julian Bott
Name:	Julian Bott
Title: Executive Vice President and Chief Financial Officer

SANDRIDGE HOLDINGS, INC.
SANDRIDGE EXPLORATION AND PRODUCTION, LLC
SANDRIDGE MIDSTREAM, INC.
SANDRIDGE OPERATING COMPANY
INTEGRA ENERGY, L.L.C.
LARIAT SERVICES, INC.

By:	/s/ Julian Bott
Name:	Julian Bott
Title: Executive Vice President and Chief Financial Officer

Signature Page

Intercreditor and Subordination Agreement

ANNEX I

Provision for the Subordinated Notes Indenture, any Additional Subordinated Debt Facility and the Subordinated Documents

Reference is made to the Intercreditor and Subordination Agreement, dated as of October 4, 2016, between Royal Bank of Canada, as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Subordinated Collateral Trustee (as defined therein) and acknowledged and agreed by SandRidge Energy, Inc. and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each holder of Subordinated Obligations (as defined therein), by its acceptance of such Subordinated Obligations i) consents to the subordination of Liens provided for in the Intercreditor Agreement, ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and iii) authorizes and instructs the Subordinated Collateral Trustee (as defined therein) on behalf of each Subordinated Secured Party (as defined therein) to enter into the Intercreditor Agreement as Subordinated Collateral Trustee on behalf of such Subordinated Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined in the Intercreditor Agreement) to extend credit to SandRidge Energy, Inc. and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all Subordinated Security Documents

Reference is made to the Intercreditor and Subordination Agreement, dated as of October 4, 2016, between Royal Bank of Canada, as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Subordinated Collateral Trustee (as defined therein) and acknowledged and agreed by SandRidge Energy, Inc. and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Subordinated Collateral Trustee (as defined in the Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Annex I-1

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of October 4, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between Royal Bank of Canada, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), and Wilmington Trust, National Association, as Subordinated Collateral Trustee for the Subordinated Secured Parties (as defined therein) and acknowledged and agreed by SandRidge Energy, Inc. and certain of its subsidiaries.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04 [(a)][(b)][(c)] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being [Additional [Priority Lien/Subordinated] Obligations] under the Intercreditor Agreement.

1. Joinder. The undersigned, [                    ], a [                    ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Priority Lien or Subordinated Obligations] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Credit Facility] [Additional Priority Lien Secured Parties under an Additional Priority Lien Debt Facility] [Indenture Subordinated Secured Parties under the Subordinated Substitute Facility] [Additional Subordinated Secured Parties under the Additional Subordinated Debt Facility] as [a Priority Lien Agent under a Priority Substitute Credit Facility] [a Subordinated Collateral Trustee under a Subordinated Substitute Facility] [Secured Debt Representative] [Priority Lien Representative] [Subordinated Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Priority Confirmation.

[Option A: to be used if additional debt constitutes a Series of Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt [that constitutes a Priority Lien Substitute Facility] for which the undersigned is acting as [Priority Lien Representative] [Priority Lien Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Obligations under the Intercreditor Agreement, that:

(a) all Priority Lien Obligations will be and are secured in accordance with the Priority Lien Intercreditor Agreement by all Priority Liens at any time granted by SandRidge or any other Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Priority Lien Debt;

Exhibit A - 1

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Priority Lien Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Subordinated Liens and the order of application of proceeds from enforcement of Priority Liens and Subordinated Liens; and

(c) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Priority Lien Representative] appoints the Priority Lien Agent and consents to the terms of the Intercreditor Agreement and the performance by the Priority Lien Agent of, and directs the Priority Lien Agent to perform, its obligations under the Intercreditor Agreement and the Priority Lien Intercreditor Agreement, together with all such powers as are reasonably incidental thereto. [or]

[Option B: to be used if additional debt constitutes a Series of Subordinated Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Subordinated Debt [that constitutes Subordinated Substitute Facility] for which the undersigned is acting as [Subordinated Representative] [Subordinated Collateral Trustee] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Obligations under the Intercreditor Agreement, that:

(a) all Subordinated Obligations will be and are secured equally and ratably by all Subordinated Liens at any time granted by SandRidge or any other Grantor to secure any Obligations in respect of such Series of Subordinated Debt, whether or not upon property otherwise constituting Collateral for such Series of Subordinated Debt;

(b) the New Representative and each holder of Obligations in respect of the Series of Subordinated Debt for which the undersigned is acting as [Subordinated Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Subordinated Liens and the order of application of proceeds from enforcement of Priority Liens and Subordinated Liens; and

(c) the New Representative and each holder of Obligations in respect of the Series of Subordinated Debt for which the undersigned is acting as [Subordinated Representative] appoints the Subordinated Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Trustee of, and directs the Subordinated Collateral Trustee to perform, its obligations under the Intercreditor Agreement and the Subordinated Collateral Trust Agreement, together with all such powers as are reasonably incidental thereto. [or]

3. Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4. Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5. Expenses. SandRidge agree to reimburse each Secured Debt Representative for its reasonable fees and expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A - 2

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [                    , 20    ].

[insert name of New Representative]

By:
Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby]:

as Priority Lien Agent

By:
Name:
Title:

The Subordinated Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Subordinated Collateral Trustee for the New Representative and the holders of the Obligations represented thereby]:

as Subordinated Collateral Trustee

By:
Name:
Title:

Exhibit A - 3

Acknowledged and Agreed to by:

SANDRIDGE ENERGY, INC.

By:
Name:
Title:

Exhibit A - 4

EXHIBIT B

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Credit Agreement Security Documents

1.	Security Agreement, dated as of October 4, 2016 among SandRidge Energy, Inc., each of the other Grantors party thereto, and the Priority Lien Agent as Administrative Agent for the Priority Lien Secured Parties.

2.	Each mortgage and deed of trust entered into as of October 4, 2016 and thereafter, assigned to the Priority Lien Agent or executed and delivered by SandRidge Energy, Inc. or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, to secure the Priority Lien Obligations, except to the extent released by the Priority Lien Agent in accordance with this Agreement and the Priority Lien Security Documents.

3.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 2 of this Part A.

PART B.

List of Indenture Subordinated Lien Security Documents

1.	Security Agreement, dated as of [●] among SandRidge Energy, Inc., each of the other Grantors party thereto, and the Subordinated Collateral Trustee for the Subordinated Secured Parties.

2.	Each mortgage and deed of trust entered into as of [●] and thereafter, assigned to the Subordinated Collateral Trustee or executed and delivered by SandRidge Energy, Inc. or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Subordinated Collateral Trustee, to secure the Subordinated Obligations, except to the extent released by the Subordinated Collateral Trustee in accordance with this Agreement and the Subordinated Security Documents.

3.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 2 of this Part A.

Exhibit B - 1